EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO

PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Private Media Group, Inc. (the “Company”) for the quarterly period ending June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Charles Prast, Chief Executive Officer and Interim Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Charles Prast
Charles Prast
Chief Executive Officer and
Interim Chief Financial Officer

August 8, 2013

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.